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                                                                     EXHIBIT 2.5


                        FOURTH AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

     This Fourth Amendment to Real Estate Purchase and Sale Agreement ("Fourth Amendment") is made and entered into as of August 7, 1998 by and between Glendale Center, LLC, an Indiana limited liability company ("Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership ("Seller") and WITNESSES THAT:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998, as amended by that certain First Amendment to Real Estate Purchase and Sale Agreement dated June 24, 1998, Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 25, 1998 and Third Amendment to Real Estate Purchase and Sale Agreement dated as of July 31, 1998 (collectively, the "Original Agreement") pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain Property, as defined in the Original Agreement, pursuant and subject to the terms of the Original Agreement; and

     WHEREAS, Purchaser and Seller are each desirous of extending the "Review Period" as defined in Section 5.5 of the Original Agreement;

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed a follows:

    1. The Review Period is hereby extended through and including October 6, 1998.

    2. Except as modified herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern. All terms in this Fourth Amendment with initial capital except as specifically set forth herein shall have the same meaning as that used in the Original Agreement.









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     IN WITNESS WHEREOF, Seller and Purchaser have executed this Fourth
Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.

                                  GLENDALE CENTRE, LLC, an Indiana
                                  limited liability company

                                  By: /s/ Martin V. Shrader
                                      ----------------------------------------

                                  Printed Name: Martin V. Shrader
                                                ------------------------------

                                  Its: Treasurer
                                       ---------------------------------------

                                  Indianapolis Mall Associates, an Indiana general partnership

                                  By:  First Capital Income Properties, Ltd. -
                                       Series IX, a Florida limited partnership,
                                       partner

                                       By:  First Capital Financial Corporation,
                                            a Florida corporation, general
                                            partner

                                            By: /s/ Dave Lawrence
                                                --------------------------------

                                            Name: Dave Lawrence
                                                  ------------------------------

                                            Title: Vice President
                                                   -----------------------------

                                  By:  First Capital Income Properties, Ltd. -
                                       Series X, a Florida limited partnership,
                                       partner

                                       By:  First Capital Financial Corporation,
                                            a Florida corporation, general
                                            partner

                                            By: /s/ Dave Lawrence
                                                --------------------------------

                                            Name: Dave Lawrence
                                                  ------------------------------

                                            Title: Vice President
                                                   -----------------------------

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